Exhibit 99.1

Hercules Offshore Announces First Quarter 2014 Results
HOUSTON, April 23, 2014 -- Hercules Offshore, Inc. (Nasdaq: HERO) today reported income from continuing operations of $19.9 million, or $0.12 per diluted share, on revenue of $256.7 million for the first quarter 2014, compared to income from continuing operations of $40.3 million, or $0.25 per diluted share, on revenue of $186.2 million for the first quarter 2013. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, first quarter 2014 results included an after-tax charge of $15.2 million, or $0.10 per diluted share, related to early debt retirement and issuance costs, while first quarter 2013 results included a non-cash tax gain of $37.7 million, or $0.23 per diluted share, related to the Seahawk acquisition completed in April 2011.

John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, "First quarter results reflect a healthy jackup rig market in the U.S. Gulf of Mexico and fleet growth in our International Offshore segment. Domestic drilling activity remains active, with the possibility of an improvement in demand later this year. Average dayrates in the U.S. Gulf of Mexico continue to rise as various rigs roll into higher paying contracts. Going forward, we expect stable pricing in the U.S. Gulf of Mexico, as all new contracts signed during the latest quarter were executed at current dayrates. Our International Offshore segment benefited from the contributions of new assets, including the Hercules Triumph and Hercules Resilience. Our International Liftboats segment was impacted by soft demand in West Africa for the small to mid-size vessel classes and a heavy repair and maintenance schedule. We have seen some recent improvements in West Africa, but activity levels in this region could remain variable during the rest of the year.”
Domestic Offshore
Revenue generated from Domestic Offshore for the first quarter 2014 increased by 18.3% to $143.3 million from $121.1 million in the first quarter 2013, largely driven by higher dayrates. Average revenue per rig per day increased by approximately 36.2% to $106,596 in the first quarter 2014 from $78,240 in the comparable 2013 period. Utilization declined to 83.0% from 95.6%, largely a result of the Hercules 150, Hercules 205 and Hercules 264 undergoing scheduled regulatory surveys during the period. Operating expenses increased to $72.8 million in the first quarter 2014 compared to $59.8 million in the first quarter 2013, due in part to higher labor, workers compensation, and sales tax expenses, gains on asset sales in the prior quarter as well as incremental operating costs associated with the Hercules 209, partially offset by the removal of the Hercules 265 from the operating fleet. Domestic Offshore generated operating income of $51.5 million in the first quarter 2014 compared to operating income of $40.0 million in the first quarter 2013.
International Offshore
International Offshore revenue increased to $80.9 million in the first quarter 2014 from $31.8 million in the first quarter 2013. Revenue growth was primarily driven by the additions of the Hercules Triumph, Hercules Resilience, Hercules 266 and Hercules 267. The rig additions also contributed to a 15.2% increase in average revenue per rig per day to $136,030 for the first quarter 2014 from $118,119 in the first quarter 2013, and 121.2% increase in operating days to 595 days from 269 days over the same periods. Operating expenses for the first quarter 2014 increased to $47.5 million from $31.9 million in the respective 2013 period, primarily due to the incremental operating cost associated with the rig additions, partially offset by lower repair costs on the Hercules 260. International Offshore recorded operating income of $14.6 million in the first quarter 2014 compared to an operating loss of $12.2 million in the prior year period.
International Liftboats
International Liftboats revenue was $32.5 million in the first quarter 2014, compared to $33.3 million in the prior year period. Average revenue per liftboat per day increased by 18.1% to $27,132 in the first quarter 2014 from $22,970 in the first quarter 2013. This was offset by a decline in utilization to 57.9% from 72.1% in the same periods, respectively, primarily due to decreased activity levels in West Africa and a heavy repair and maintenance schedule. Operating expenses during the first quarter 2014 were $20.4 million, compared to $22.3 million in the first quarter 2013. First quarter 2013 expenses included a $2.6 million write-down of a cold stacked vessel in West Africa. International Liftboats recorded operating income of $5.6 million in the first quarter 2014 compared to operating income of $5.2 million in the first quarter 2013.
Liquidity and Capitalization
On March 12, 2014, the Company commenced a tender offer (the “Tender Offer”) for all of its outstanding $300.0 million aggregate principal amount of 7.125% senior secured notes due 2017 (“7.125% Senior Secured Notes”). On March 26, 2014, the Company completed the sale of $300.0 million in aggregate principal amount of senior notes with a coupon rate of 6.75% due 2022 (“6.75% Senior Notes”) and used a portion of the proceeds to settle approximately $220.1 million aggregate principal amount of the 7.125% Senior Secured Notes for $232.7 million. The Company expects to use the remaining net proceeds from the 6.75% Senior Notes offering, together with cash on hand, to complete the redemption of the remaining $79.9 million aggregate principal amount of the 7.125% Senior Secured Notes on April 29, 2014 for approximately $84.2 million. As such, the Company has classified approximately $79.9 million of its cash on hand as Cash Designated for Debt Retirement on the Balance Sheet as of March 31, 2014.
Discontinued Operations
Due to the classification of our former Domestic Liftboats and Inland segments, which were sold in the third quarter 2013, as discontinued operations, the Company's historical financial information has been recast to reflect the results of operations of these two former segments as discontinued operations for all periods presented.
Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted income from continuing operations figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, income from continuing operations, and not as a substitute for, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Operating Income, Income from Continuing Operations and Diluted Income per Share.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on April 23, 2014, to discuss its first quarter 2014 financial results. To participate in the call, dial 800-884-5695 (Domestic) or 617-786-2960 (International) and reference access code 29196501 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on April 23, 2014, beginning at 2:00 p.m. CDT (3:00 p.m. EDT), through April 30, 2014. The phone number for the conference call replay is 888-286-8010 (Domestic) or 617-801-6888 (International) with access code 32983445. Additionally, the recorded conference call will be accessible through our website at http://www.herculesoffshore.com for 7 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 38 jackup rigs and 24 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore's most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC's website at http://www.sec.gov or the Company's website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Son P. Vann, CFA
Vice President Investor Relations and Planning
Hercules Offshore, Inc.
713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$197,212	$198,406
Accounts Receivable, Net	224,199	220,139
Prepaids	10,031	20,395
Current Deferred Tax Asset	10,876	10,876
Other	17,708	17,363
	460,026	467,179
Property and Equipment, Net	1,807,343	1,808,526
Cash Designated for Debt Retirement	79,928	—
Other Assets, Net	28,142	25,743
	$2,375,439	$2,301,448
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$83,031	$80,018
Accrued Liabilities	70,919	81,500
Interest Payable	32,142	33,067
Insurance Notes Payable	—	9,568
Other Current Liabilities	29,093	35,735
	215,185	239,888
Long-term Debt	1,290,664	1,210,676
Deferred Income Taxes	14,788	14,452
Other Liabilities	10,230	12,732
Commitments and Contingencies
Stockholders' Equity	844,572	823,700
	$2,375,439	$2,301,448

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue	$256,734	$186,195
Costs and Expenses:
Operating Expenses	140,752	113,954
Depreciation and Amortization	40,083	34,938
General and Administrative	18,227	19,116
	199,062	168,008
Operating Income	57,672	18,187
Other Income (Expense):
Interest Expense	(22,901)	(17,095)
Loss on Extinguishment of Debt	(15,158)	—
Other, Net	150	196
Income Before Income Taxes	19,763	1,288
Income Tax Benefit	153	39,010
Income from Continuing Operations	19,916	40,298
Loss from Discontinued Operations, Net of Taxes	—	(5,136)
Net Income	$19,916	$35,162
Earnings (Loss) Per Share:
Basic:
Income from Continuing Operations	$0.12	$0.25
Loss from Discontinued Operations	—	(0.03)
Net Income	$0.12	$0.22
Diluted:
Income from Continuing Operations	$0.12	$0.25
Loss from Discontinued Operations	—	(0.03)
Net Income	$0.12	$0.22
Weighted Average Shares Outstanding:
Basic	160,070	158,931
Diluted	161,883	161,125

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash Flows from Operating Activities:
Net Income	$19,916	$35,162
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	40,083	40,815
Stock-Based Compensation Expense	2,400	2,737
Deferred Income Taxes	(4,616)	(36,616)
Other	3,089	1,947
Net Change in Operating Assets and Liabilities	(20,227)	4,634
Net Cash Provided by Operating Activities	40,645	48,679
Cash Flows from Investing Activities:
Acquisition of Assets	—	(97,000)
Capital Expenditures	(40,665)	(44,973)
Proceeds from Sale of Assets, Net	1,679	2,748
Net Cash Used in Investing Activities	(38,986)	(139,225)
Cash Flows from Financing Activities:
Long-term Debt Borrowings	300,000	—
Redemption of 7.125% Senior Secured Notes	(220,072)	—
Cash Designated for Debt Retirement	(79,928)	—
Payment of Debt Issuance Costs	(2,961)	—
Other	108	768
Net Cash Provided by (Used In) Financing Activities	(2,853)	768
Net Decrease in Cash and Cash Equivalents	(1,194)	(89,778)
Cash and Cash Equivalents at Beginning of Period	198,406	259,193
Cash and Cash Equivalents at End of Period	$197,212	$169,415

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended March 31,
	2014	2013
Domestic Offshore:
Number of rigs (as of end of period)	28	29
Revenue	$143,265	$121,115
Operating expenses	72,800	59,751
Depreciation and amortization expense	17,371	19,844
General and administrative expenses	1,548	1,565
Operating income	$51,546	$39,955
International Offshore:
Number of rigs (as of end of period)	10	9
Revenue	$80,938	$31,774
Operating expenses	47,538	31,911
Depreciation and amortization expense	16,626	10,020
General and administrative expenses	2,132	2,012
Operating income (loss)	$14,642	$(12,169)
International Liftboats:
Number of liftboats (as of end of period)	24	25
Revenue	$32,531	$33,306
Operating expenses	20,414	22,292
Depreciation and amortization expense	5,126	4,352
General and administrative expenses	1,427	1,510
Operating income	$5,564	$5,152
Total Company:
Revenue	$256,734	$186,195
Operating expenses	140,752	113,954
Depreciation and amortization expense	40,083	34,938
General and administrative expenses	18,227	19,116
Operating income	57,672	18,187
Interest expense	(22,901)	(17,095)
Loss on extinguishment of debt	(15,158)	—
Other, net	150	196
Income before income taxes	19,763	1,288
Income tax benefit	153	39,010
Income from continuing operations	19,916	40,298
Loss from discontinued operations, net of taxes	—	(5,136)
Net income	$19,916	$35,162

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended March 31, 2014
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,344	1,620	83.0%	$106,596	$44,938
International Offshore	595	675	88.1%	136,030	70,427
International Liftboats	1,199	2,070	57.9%	27,132	9,862

	Three Months Ended March 31, 2013
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,548	1,620	95.6%	$78,240	$36,883
International Offshore	269	450	59.8%	118,119	70,913
International Liftboats	1,450	2,011	72.1%	22,970	11,085
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are operating income, net income or diluted earnings per share excluding certain charges or amounts. These adjusted income amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2014 and 2013. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended March 31,
	2014		2013
Operating Income:
GAAP Operating Income	$57,672		$18,187
Adjustment	—		—
Non-GAAP Operating Income	$57,672		$18,187
Other Expense:
GAAP Other Expense	$(37,909)		$(16,899)
Adjustment	15,158	(a)	—
Non-GAAP Other Expense	$(22,751)		$(16,899)
Benefit for Income Taxes:
GAAP Benefit for Income Taxes	$153		$39,010
Tax Adjustment	—		(37,729)	(b)
Non-GAAP Benefit for Income Taxes	$153		$1,281
Income from Continuing Operations:
GAAP Income from Continuing Operations	$19,916		$40,298
Total Adjustment	15,158		(37,729)
Non-GAAP Income from Continuing Operations	$35,074		$2,569
Diluted Earnings per Share:
GAAP Diluted Earnings per Share	$0.12		$0.25
Adjustment per Share	0.10		(0.23)
Non-GAAP Diluted Earnings per Share	$0.22		$0.02
 _____________________________

(a)	This amount represents a charge of $15.2 million related to retirement of a portion of our 7.125% senior secured notes and issuance of our 6.75% senior notes.

(b)	This amount represents a tax benefit recognized of $37.7 million related to the change in characterization of the Seahawk acquisition for tax purposes from a purchase of assets to a reorganization.